Exhibit 10.1

SUBSCRIPTION AGREEMENT

BPZ Resources, Inc.
580 Westlake Park Blvd.
Suite 525
Houston, Texas 77079

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with BPZ Resources, Inc., a Texas corporation (the “Company”), as follows:

1.                                       This Subscription Agreement, including the Terms and Conditions for Purchase of Shares attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.                                       The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor 1,630,776 shares (the “Shares”) of its common stock, no par value per share (the “Common Stock”) for a purchase price of $4.66 per share.  The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Investor acknowledges that the Offering is not being underwritten or placed by any placement agent and that there is no minimum offering amount.

3.                                       All certificates representing the Shares shall bear the following legend (in addition to any legend required by the blue sky or securities laws of any state or jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend or any other restrictive legend to the holder of the Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”) within three business days following delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Shares, if (i) such Shares are registered for resale under the Securities Act of 1933, as amended (the “Securities Act”), (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (“SEC Rule 144”) or Rule 144A promulgated under the Securities Act.

4.                                       Investor acknowledges that it has been given full access by the Company to all information,  and has had the opportunity to ask questions, concerning the business and financial condition, properties, operations and prospects of the Company that Investor has deemed relevant for purposes of making the investment contemplated by this Agreement.  By reason of Investor’s knowledge and experience in financial and business matters in general, the business of the Company and investments of the type contemplated by this Agreement in particular, Investor is capable of evaluating the merits and risks of making the investment in the Shares and is able to bear the economic risk of the investment (including a complete loss of its investment in the Shares).  Subject to the truth and accuracy of the representations and warranties made by the Company hereunder, Investor has conducted such investigation as it deems relevant in connection with its consummation of the transactions contemplated by this Agreement.

5.                                       No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

[Remainder of Page Left Blank Intentionally.  Signature Page Follows.]

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Number of Shares: 1,630,776

Purchase Price Per Share: $ 4.66

Aggregate Purchase Price: $7,599,416.16

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: September 15, 2009

INVESTOR:

International Finance Corporation

		By:	/s/ Delanson D. Crist
		Print Name:	Delanson D. Crist
		Title:	Senior Manager

Agreed and Accepted
this 15th day of September, 2009:

BPZ RESOURCES, INC.

By:	/s/ Ed Caminos
Name:	Ed Caminos
Title:	Chief Financial Officer

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.                                      Authorization and Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.                                      Agreement to Sell and Purchase the Shares; No Placement Agents.

2.1.                            At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2.                            Investor acknowledges that no placement agent or broker was retained and the Company has not agreed to pay any party a fee or commission in respect of the sale of Shares to the Investor.

3.                                      Closings and Delivery of the Shares and Funds.

3.1.                            Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company (such Closing Date to be the third business day following the date of the approval of listing the Shares on the NYSE Amex, and of which the Investor will be notified in advance by the Company, or such other date as the parties shall agree).  At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2.                            Conditions to the Obligations of the Parties.

(a)                                  Conditions to the Company’s Obligations.  The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the delivery by the Investor, in accordance with the provisions of this Agreement, of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor in this Agreement and the fulfillment of those undertakings of the Investor in this Agreement to be fulfilled prior to the Closing Date.

(b)                                 Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Shares will be subject to (i) the delivery by the Company of the Shares in accordance with the provisions of this Agreement, (ii) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, (iii) the delivery of an opinion of counsel to the Investor covering the matters set forth in Schedule II hereto and in form reasonably satisfactory to Investor, and (iv) the delivery of a certificate from the Company signed by an authorized officer of the Company to the Investor in the form set forth in Schedule III hereto.

3.3.                            Delivery of Funds.  The Investor shall remit by wire transfer by the Closing Date the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account:

For Domestic Wires:	For International Wires:

Account Name:.	Bank Name:
Account Number:	SWIFT Code:
Routing Number:
DDA Account:

	Beneficiary Bank:	SWIFT Code:
Routing Number:
Beneficiary Information:

Account Name:
Account Number:

4.                                      Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company as of the date hereof that:

4.1.                            Investor is duly organized and validly existing.

4.2.                            Investor has the authority to execute and deliver this Agreement and to perform its obligations hereunder.

4.3.                            Investor is acquiring the Shares for its own account for investment and not with a view to, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act.  Investor is an “accredited investor” as such term is defined in Regulation D under the Securities Act.  Investor acknowledges that the Shares shall be “restricted securities” within the meaning of Rule 144 (“Rule 144”) under the Securities At, will contain a transfer restriction legend and may be resold pursuant to an effective registration statement filed with the SEC under the Securities Act, or pursuant to Rule 144 or another valid exemption from the registration requirements of the Act as established by an opinion of counsel reasonably acceptable to the Company.

4.4.                            Investor acknowledges that it has been given full access by the Company to all information concerning the business and financial condition, properties, operations and prospects of the Company that Investor has deemed relevant for purposes of making the investment contemplated by this Agreement.  By reason of Investor’s knowledge and experience in financial and business matters in general, the business of the Company and investments of the type contemplated by this Agreement in particular, Investor is capable of evaluating the merits and risks of making the investment in the Shares and is able to bear the economic risk of the investment (including a complete loss of its investment in the Shares).  Subject to the truth and accuracy of the representations and warranties made by the Company hereunder (which Investor has relied upon in entering into this

Agreement), Investor has conducted such investigation as it deems relevant in connection with its consummation of the transactions contemplated by this Agreement.

5.                                      Representations and Warranties of the Company.  The Company represents and warrants to the Investor as of the date hereof and as of the Closing Date and agrees with the Investor as follows:

5.1.                            Filing of Registration Statement.

(a)                                  The Company shall prepare and file or cause to be prepared and filed with the Securities and Exchange Commission (“SEC” or the “Commission”), as soon as practicable but in any event no later than forty-five (45) days after the Closing Date, a Registration Statement on Form S-3 (or such other form as the Company is then eligible to use) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investor of the Shares pursuant to plans of distribution acceptable to Investor (the “Registration Statement”).  The Investor agrees to promptly provide to the Company, in writing, such information as the Company may reasonably request for inclusion in the Registration Statement.  The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act no later than the earlier of (i) ninety (90) days after the Closing Date or in the event of SEC review, one hundred and twenty (120) days after the Closing Date and (ii) the third business day following the date on which the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments (the “Effectiveness Deadline”), unless upon the advice of counsel it is advisable not to accelerate the effectiveness of such Registration Statement, for such reasons including but not limited to, the Company issues an earnings release or material news or a material event relating to the Company occurs in which case such third business day shall be the third business day following the fifteen (15) calendar day period after such event occurs, and to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) the date on which all Shares covered by the Registration Statement may be sold pursuant to SEC Rule 144 without the requirement for the Company to be in compliance with the current public information required under SEC Rule 144 and without volume or manner of sale restriction by persons who are not affiliates of the Company, or (ii) such date as all Shares registered on such Registration Statement have been resold either pursuant to such Registration Statement or under SEC Rule 144 (the earlier to occur of (i) or (ii) is the “Registration Termination Date”).

(b)                                 If a Registration Statement ceases to be effective for any reason at any time prior to the applicable Registration Termination Date, the Company shall use its reasonable best efforts to reinstate the effectiveness thereof.

(c)                                  The Company shall supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as requested by the Investor.

(d)                                 All Registration Expenses incurred in connection with the registrations pursuant to this Section 5.1 shall be borne by the Company. “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Section 5.1 including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and Selling Expenses, as defined hereinafter).   All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Investor. “Selling Expenses” shall mean all brokerage and selling commissions applicable to a sale of the Shares pursuant to the Registration Statement.

(e)                                  The Company may suspend sales of Shares pursuant to the Registration Statement for a period of not more than fifteen (15) days during any six (6) month period in the event it determines in good faith that such Registration Statement contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that (i) the Company shall immediately notify the Investor of such suspension and (ii) the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading; provided further that subject to the time limitations set forth above, the Company may delay such amendment if the Company determines that such delay is in the best interest of the Company in order to avoid premature public announcements of potential acquisitions or other extraordinary transactions.  At the time the Registration Statement is declared effective, the Investor shall be named as a selling securityholder in the Registration Statement and the related prospectus in such a manner as to permit such Investor to deliver such prospectus to purchasers of Shares in accordance with applicable law.

(f)                                    The Company shall promptly furnish to the Investor, upon request and without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement (but shall redact any material non-public information therefrom), and (ii) after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits.  The Company shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to any Registration Statement or any amendment thereto.

(g)                                 The Company shall furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Shares owned by them.

(h)                                 The Company shall use its reasonable best efforts to register and qualify the securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(i)                                     The Company shall notify immediately the Investor holding Shares covered by a Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that, subject to Section 5.1(f) the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading.  The Company shall immediately notify each Investor holding Shares covered by such Registration Statement (i) when such registration statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information that pertains to the Investor as selling stockholder or its respective plans of distribution; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Shares or the initiation of any proceedings for that purpose, including pursuant to Section 8A of the Securities Act; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any other event that results in the Investor being unable to sell Shares pursuant to the Registration Statement or related prospectus.  The Company shall use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, as soon as practicable.  The Company shall, by 9:30 a.m. New York City time on the second business day after the effective date of a Registration Statement, file a final prospectus with the SEC under Rule 424(b).

(j)                                     The Company shall not less than three (3) business days prior to the filing of the Registration Statement covering the Shares and not less than one (1) business day prior to the filing of any related prospectus, or any amendment or supplement thereto containing information about the Investor or the plan of distribution of the Shares, furnish to the Investor copies of such Registration Statement, prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Investor (it being acknowledged and agreed that if an Investor does not object to or comment on the aforementioned documents within such three (3) business day or one (1) business day period, as the case may be, then the Investor shall be deemed to have consented to and approved the use of such documents).  The Company shall not file any such Registration Statement covering the Shares or amendment or supplement thereto in a form to which Investor reasonably objects in good faith, provide that, the Company is notified of such objection in writing within the three (3) business day or one (1) business day period described above, as applicable.

5.2.                            Termination of Registration Rights. All rights and obligations provided for in Section 5.1 shall terminate on the date on which the Company has no obligation to maintain the effectiveness of the Registration Statement; provided that the rights of Investor under Section 5.1 shall terminate on the Registration Termination Date.

5.3.                            Due Incorporation.

(1)                                  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, with the corporate power and authority to own its properties and to conduct its business as it is currently being conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority (i) would not have, individually or in the aggregate, a material adverse effect upon the general affairs, business, operations, prospects, properties, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) impair in any material respect the power or ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, including the issuance and sale of the Shares (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”);

(2)                                  Each of the subsidiaries of the Company has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of organization, each with full power and authority (corporate and otherwise) to own its properties and conduct its business as it is currently being conducted, and each has been duly qualified as a foreign corporation or limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in any Material Adverse Effect to the Company or such subsidiary.

5.4.                            Subsidiaries. Except as otherwise described in the Company’s Form 10-K for the year ended December 31, 2008, Form 10-Q for the period ended March 31, 2009, and Form 10-Q for the period ended June 30, 2009 (the “SEC Filings”), the Company has no subsidiaries and does not own any beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

5.5.                            Due Authorization and Enforceability. The Company has the full right, power and authority to enter into this Agreement, and to perform and discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

5.6.                            The Shares. The issuance of the Shares has been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock of the Company which have not been waived or complied with, and will conform in all material respects to the description thereof contained in the Company’s Form 8-K filed with the Commission on October 16, 2007 and such description conforms in all material respects to the rights set forth in the instruments defining the same.

5.7.                            Capitalization. The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, 113,399,234 shares of Common Stock issued and outstanding as of the date hereof, and 25,000,000 shares of preferred stock, no par value, none of which are issued or outstanding as of the date hereof. The certificates evidencing the Shares of Common Stock are in due and proper legal form and have been duly authorized for issuance by the Company.  The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company or any of its subsidiaries. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its subsidiaries other than those described in the SEC Filings. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the SEC Filings, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.  The issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any lien, encumbrance, security interest, claim or charge, other than those described in the SEC Filings.  All the outstanding shares of capital stock of each “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X (such a significant subsidiary of the Company, a “Significant Subsidiary”) of the Company have been duly authorized and validly issued, are fully paid and nonassessable and except to the extent set forth in the SEC Filings, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any lien, encumbrance, security interest, claim or charge, restriction upon voting or transfer or any other claim of any third party.

5.8.                            No Conflict. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, including the issuance and sale of the Shares by the Company, will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with or without notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or its subsidiaries pursuant to (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties may be bound or to which any of their property or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets.

5.9.                            No Consents Required. No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required in connection with the Company’s execution, delivery and performance of this Agreement, the consummation by the Company of the transactions contemplated hereby or the issuance and sale of the Shares other than (i) as may be required under the Securities Act, (ii) any necessary qualification of the Shares under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Company, (iii) as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or (iv) the New York Stock Exchange Amex Equities (“NYSE Amex”).

5.10.                     Preemptive Rights. There are no preemptive rights or other rights (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied or the Investor’s contractual purchase rights) to subscribe for or to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company or any of its subsidiaries, or any agreement or arrangement between the Company and any of the Company’s stockholders or between any of the Company’s subsidiaries and any of such subsidiary’s stockholders, or to the Company’s knowledge, between or among any of the Company’s stockholders or any of its subsidiaries’ stockholders, which grant special rights with respect to any shares of the Company’s or any of its subsidiaries’ capital stock or which in any way affect any stockholder’s ability or right to alienate freely or vote such shares.

5.11.                     Registration Rights. There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person (other than the Investor) granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require the Company or any of its subsidiaries to register any securities with the Commission.

5.12.                     Independent Accountants. Johnson, Miller & Co., CPA’s PC, whose report on the consolidated financial statements of the Company is included in the Company’s Form 10-K for the year ended December 31, 2008, is (i) an independent public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) to the Company’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.  Except as disclosed in the SEC Filings and as pre-approved in accordance with the requirements set forth in Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”), Johnson, Miller & Co., CPA’s PC has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

5.13.                     Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth in the SEC Filings comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the SEC Filings; and all disclosures contained in the SEC Filings regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures.

5.14.                     Absence of Material Changes. Subsequent to June 30, 2009, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company or any of its subsidiaries, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its subsidiaries, which is material to the Company or any of its subsidiaries, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries (other than upon conversion of convertible indebtedness) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company or any of its subsidiaries.

5.15.                     Legal Proceedings. Except as disclosed in the SEC Filings, there are no legal or governmental actions, suits, claims or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority which are required to be described in such filings or a document incorporated by reference therein and are not so described therein, or which, singularly or in the aggregate, if resolved adversely to the Company or such subsidiary, would reasonably be likely to result in a Material Adverse Effect or prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by other third parties.

5.16.                     No Violation. Neither the Company nor any of its subsidiaries is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its charter or bylaws (or analogous governing instrument, as applicable) or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or such subsidiary is a party or by which any of its properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

5.17.                     Permits. The Company and each of its subsidiaries have made all filings, applications and submissions required by, and owns or possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as it is currently being conducted (collectively, “Permits”), and is in compliance in all material respects with the terms and conditions of all such Permits. All such Permits are valid and in full force and effect. Neither the Company nor any of its subsidiaries has received any notice of any proceedings relating to revocation or modification of, any such Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  Except as may be required under the Securities Act and state and foreign Blue Sky laws and the rules and regulations of FINRA, no other Permits are required for the Company or any of its subsidiaries to enter into, deliver and perform this Agreement and to issue and sell the Shares to be issued and sold by the Company hereunder.

5.18.                     Not an Investment Company. The Company is not or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Company’s Proxy Statement filed with the Commission on July 27, 2009, will not be (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or

(ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

5.19.                     No Price Stabilization. Neither the Company nor any of its subsidiaries, or any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

5.20.                     Good Title to Property. The Company and each of its subsidiaries has good and valid title to all property (whether real or personal) described in the SEC Filings as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects (collectively, “Liens”), except such as are described in the SEC Filings and those that would not, individually or in the aggregate materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the property described in the SEC Filings as being held under lease by the Company or any of its subsidiaries is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company or such subsidiary.

5.21.                     Intellectual Property Rights. The Company and each of its subsidiaries owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its businesses as currently conducted, and as proposed to be conducted as described in the SEC Filings, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the foregoing except for those that could not have a Material Adverse Effect. The Intellectual Property licenses described in the SEC Filings are, to the knowledge of the Company, valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Company and each of its subsidiaries has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person of any Intellectual Property license.  The Company’s and each of its subsidiaries’ business as now conducted and as proposed to be conducted, to the knowledge of the Company, does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. Neither the Company nor any of its subsidiaries has received notice of any claim against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company and each of its subsidiaries has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted.  The Company and each of its subsidiaries has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company and its subsidiaries (the “Company Patent Applications”). To the knowledge of the Company, the Company and each of its subsidiaries has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority. The Company is not aware of any information not called to the attention of the PTO or similar foreign authority that would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information that would preclude the Company or any of its subsidiaries from having clear title to the Company Patent Applications.  To the Company’s knowledge, no employee of the Company or any of its subsidiaries is the subject of any claim or proceeding involving a violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of the Company’s subsidiaries or actions undertaken by the employee while employed with the Company or any of the Company’s subsidiaries.

5.22.                     No Labor Disputes. No labor problem or dispute with the employees of the Company or any of the Company’s subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of the Company’s subsidiaries plans to terminate employment with the Company or any of the Company’s subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

5.23.                     Taxes. Except as disclosed in its SEC Filings, the Company and each of its subsidiaries (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to such returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. Neither the Company nor any of its subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, is reasonably likely to be asserted or threatened against it that would result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.

5.24.                     ERISA. The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; neither the Company nor any of its subsidiaries has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

5.25.                     Compliance with Environmental Laws. The Company and each of its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses and the IFC Performance Standards (“Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.  As used herein, “IFC Performance Standards” means the Investor’s Performance Standards on Social and Environmental Sustainability dated April 30, 2006.

5.26.                     Insurance. The Company and each of its subsidiaries maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date. The Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has been denied any material insurance policy or coverage for which it has applied.  Neither the Company nor any of its subsidiaries insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the SEC Filings.

5.27.                     Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.28.                     Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period ended June 30, 2009; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, or report financial data to management and the Board of Directors of the Company. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.  A member of the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company that, except as set forth in the SEC Filings, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (iv) adding to, deleting, changing the application of or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (v) any manner which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (iii) a significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting.

5.29.                     Contracts; Off-Balance Sheet Interests. There is no document, contract, permit or instrument, or off-balance sheet transaction (including without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required by the Securities Act, or the rules and regulations promulgated thereunder, to be described in the SEC Filings or to be filed as an exhibit to the SEC Filings or document incorporated by reference therein, which is not described or filed as required.  Each description of a document, contract, permit or instrument in the SEC Filings accurately reflects in all material respects the terms of the underlying document, contract, permit or instrument.  The documents, contracts, permits and instruments described in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, are enforceable against and by the Company in accordance with the terms thereof and are in full force and effect on the date hereof.  Neither the

Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case which default or event, individually or in the aggregate, would have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or a subsidiary, if a subsidiary is a party thereto, of any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its properties or business or a subsidiary or the subsidiary’s properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

5.30.                     No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of their affiliates on the other hand, which is required to be described in the SEC Filings or a document incorporated by reference therein and which has not been so described.

5.31.                     Brokers Fees. There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares.

5.32.                     Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the SEC Filings have been made or reaffirmed without a reasonable basis therefor or have been disclosed other than in good faith.

5.33.                     NYSE Amex; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the NYSE Amex, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE Amex, nor has the Company received any notification that the Commission or the NYSE Amex is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NYSE Amex for maintenance of inclusion of the Common Stock thereon. The Company has filed a notification of the listing of the Shares on the NYSE Amex.

5.34.                     Sarbanes-Oxley Act. The Company, and to its knowledge, each of the Company’s directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

5.35.                     Foreign Corrupt Practices; Sanctionable Practices.

(a)                                  Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or any of its subsidiaries has, directly or indirectly, while acting on behalf of the Company or any of its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(b)                                 Neither the Company or any affiliate (as such term is defined in Rule 405 under the Securities Act), nor any person or entity acting on its or their behalf, has committed or engaged in, with respect to its business or operations or any transaction contemplated by this Agreement, any Sanctionable Practice.  As used herein, “Sanctionable Practice” means any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice as those terms are defined and interpreted in accordance with the Anti-Corruption Guidelines attached to this Agreement as Schedule I.

5.36.                     Affiliate Transactions.  There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 under the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the SEC Filings or a document incorporated by reference therein which have not been described as required.  The Company does not, directly or indirectly, including through any subsidiary, have any outstanding personal loans or other credit extended to or for any of its directors or executive officers.

5.37.                     Statistical or Market-Related Data. Any statistical, industry-related or market-related data included or incorporated by reference in the SEC Filings are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

5.38.                     Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

5.39.                     OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

5.40.                     Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

5.41.                     Rated Securities. At the Time of Sale there were, and as of the Closing Date there will be, no securities of or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Act.

5.42.                     Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since January 1, 2004, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

5.43.                     Trading Market. Assuming the accuracy of the representations of the Investor in this Agreement, no approval of the shareholders of the Company under the rules and regulations of any trading market is required for the Company to issue and deliver to the Investor the Shares.

5.44.                     Reserve Reports.  The information underlying the estimates of the reserves of the Company and its subsidiaries, which was supplied by the Company to Netherland, Sewell & Associates, Inc., (“NSAI”), independent petroleum engineers, for purposes of preparing the reserve reports included in the Company’s Form 10-K for the year ended December 31, 2008 (the “Reserve Reports”), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to the Company’s ownership interests in properties, was true and correct in all material respects on the dates of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to NSAI were prepared in good faith and with a reasonable basis; the information provided to NSAI by the Company for purposes of preparing the Reserve Reports was prepared in accordance with customary industry practices; NSAI was, as of the dates of the Reserve Reports, and is, as of the date hereof, independent petroleum engineers with respect to the Company; other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations disclosed in the Company’s Form 10-K for the year ended

December 31, 2008, to the knowledge of the Company, there are not any facts or circumstances that would adversely effect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Company’s Form 10-K for the year ended December 31, 2008 and reflected in the Reserve Reports such as to cause a material adverse change; estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Company’s Form 10-K for the year ended December 31, 2008 and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

5.45.                     To the best of the Company’s knowledge, information and belief, none of the current directors or officers of the Company or any of its subsidiaries is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in the U.S. or elsewhere.

5.46.                     The Company has not provided and has not authorized any other person to act on its behalf to provide any Investor or its respective agents or counsel with any information about the Company that constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Filings.

6.                                      Covenants. The Company covenants and agrees with Investor as follows:

6.1.                            Reporting Obligations; Exchange Act Compliance. The Company will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Agreement and prior to the Closing Date.

6.2.                            Blue Sky Laws. The Company will promptly take or cause to be taken, from time to time, such actions as reasonably necessary to qualify the Shares for offering and sale under the state securities, or blue sky, laws of such states or other jurisdictions and to maintain such qualifications in effect so long as reasonably necessary for the distribution of the Shares, provided, that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction. The Company will advise the Investor promptly of the suspension of the qualification or registration of (or any exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

6.3.                            Earnings Statement. As soon as practicable, the Company will make generally available to holders of its securities, an earnings statement of the Company (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

6.4.                            Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares in the manner set forth in the Company’s Proxy Statement filed with the Commission on July 27, 2009 and shall not use such proceeds in reimbursement of, or for, expenditures in the territories of any country which is not a member of the World Bank or for goods produced in or services supplied from any such country.

6.5.                            Stabilization. The Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

6.6.                            Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

6.7.                            Listing. The Company shall use its best efforts to ensure the Shares are listed for quotation on the NYSE Amex at the Closing Date and to maintain such listing.

6.8.                            Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

6.9.                            Sarbanes-Oxley Act. The Company will comply with all effective applicable provisions of the Sarbanes Oxley Act.

6.10.                     Periodic Reports. The Company will file with the Commission such periodic and special reports as required by the Securities Act.

7.                                      Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.  All covenants and other agreements set forth in this Agreement shall survive the Closing for the respective periods set forth therein.

8.                                      Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three (3) business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)                                  if to the Company, to:

BPZ Resources, Inc.

580 Westlake Blvd., Suite 525

Houston, Texas  77079

Attention:  Vice President – Chief Accounting Officer

Facsimile:  (281) 556-6377

with a copy to:

Seyfarth Shaw LLP
700 Louisiana, Suite 3700
Houston, Texas 77002
Attention: Mark W. Coffin
Facsimile: (713) 821-0669

(b)                                 if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9.                                      Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

10.                               Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

11.                               Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

12.                               Governing Law; Forum.

12.1.                     Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12.2.                     Forum.

(a)                                  Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration.  The arbitration shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) in effect at the time the arbitration is initiated, except as they may be modified herein or by mutual agreement of the parties.  The place of arbitration shall be New York, New York.  The arbitration shall be conducted in the English language.

(b)                                 The arbitration shall be conducted by three arbitrators.  The claimant shall nominate one arbitrator and the respondent shall nominate another arbitrator.  If either side fails to nominate an arbitrator within 30 days of receipt of the request for arbitration,  then that arbitrator shall be nominated by the ICC.  The first two arbitrators nominated in accordance with this provision shall nominate a third arbitrator within 30 days after the nomination of the later-nominated of those two arbitrators.  When the third arbitrator has accepted the nomination, the two arbitrators making the nomination shall promptly notify the parties of the nomination.  If the first two arbitrators nominated fail to (i) nominate a third arbitrator within the time period prescribed above or (ii) notify the parties of the acceptance of a third arbitrator within 10 days after the time period prescribed above, then the ICC shall nominate the third arbitrator and shall promptly notify the parties of the nomination.  The third arbitrator shall act as chair of the tribunal.

(c)                                  The arbitration tribunal shall have the authority to make such orders for interim relief, including injunctive relief, as it may deem appropriate, and any interim measures ordered by the arbitrators shall be specifically enforced by any court of competent jurisdiction.  Each party hereto retains the right to seek interim measures from a judicial authority, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.  The parties agree that, to the extent permitted by applicable law, any ruling by the arbitration tribunal on interim measures shall be deemed to be a final award with respect to the subject matter of the ruling and shall be fully enforceable as such.

(d)                                 Subject to paragraph (g) below, the arbitration tribunal shall have the authority to order such production of documents as may reasonably be requested by any party or by the tribunal itself.

(e)                                  The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties.  The award may include an award of costs, including reasonable attorneys’ fees and disbursements.  Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

(f)                                    Each party shall use its commercially reasonable efforts to ensure the arbitration is concluded as quickly and as efficiently as possible.

(g)                                 Notwithstanding anything to the contrary contained in this Section 12.2, the parties acknowledge and agree that neither any provision of this Section 12.2 nor the submission by Investor to any courts of competent jurisdiction pursuant thereto shall constitute a waiver either before any Authority or court of law of any of the privileges and immunities set forth in Investor’s Articles of Agreement, including without limitation (i) the immunity of all of the assets of Investor from all forms of seizure, attachment or execution before the delivery of final judgment against Investor, (ii) the immunity of all of the assets of Investor from search, requisition, confiscation, expropriation or any other forms of seizure by executive or legislative action, (iii) the inviolability of Investor’s archives and (iv) the freedom of Investor’s assets from restrictions of any nature.  “Authority” shall mean any national, supranational, regional or local government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any Person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank).  “Person” shall mean any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity.

(h)                                 To the extent that the Company may, in any proceeding brought arising out of or in connection with this Agreement, or the breach, termination or invalidity hereof, be entitled to the benefit of any provision requiring Investor in such suit, action or proceeding to post security for the costs of such party or parties, or to post a bond or to take similar action, the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the applicable laws and regulations.

13.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

14.                               Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement shall constitute written confirmation of the Company’s sale of Shares to such Investor.

15.                               Press Release.  If in the opinion of Company’s legal counsel, a press release or communication is required by law or applicable stock exchange rules, the Company and the Investor agree that the Company shall issue a press release announcing the Offering and disclosing all material information regarding the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.  The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without such Investor’s prior written consent, unless required by law or the rules and regulations of a national securities exchange, provided, however, that promptly after becoming aware of any request or requirement to so disclose (a “Disclosure Requirement”), and in any event prior to any such disclosure, the Company will provide such Investor with notice of such request or requirement so that such Investor may at its election seek a protective order or other appropriate remedy and the Company will fully cooperate with such Investor’s efforts to obtain the same; provided, further, however, if, absent the entry of such a protective order or other remedy, the Company is compelled by applicable law, rule or regulation or a court order, subpoena, similar judicial process, regulatory agency or stock exchange rule to disclose such Investor’s name, the Company may disclose only that portion of such information that the Company is so compelled to disclose and will use its reasonable best efforts to obtain assurance that confidential treatment will be accorded to that portion of such information that is being disclosed.  As of the date hereof, the Company is not aware of any Disclosure Requirement.

16.                               2006 Subscription Agreement.  The Company acknowledges that the Subscription Agreement dated December 18, 2006 between the Company and the Investor remains in full force and effect in accordance with its terms and is not superseded by this Agreement.

17.                               Indemnification.

17.1.                     Indemnification.  The Company will indemnify and hold harmless Investor, its officers, directors, employees, partners, affiliates, agents, representatives and legal counsel (collectively, “Investor Agents”) with respect to which registration, qualification or compliance has been effected pursuant to Section 5.1, against all claims, losses, damages and liabilities (or actions in respect thereof) against or incurred by Investor or Investor Agents arising out of or based on (A) (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statement and amendments or supplements thereto, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse Investor and Investor Agents for any reasonable legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damages, liability or action, as incurred, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse Investor, and Investor Agents, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; and (B) any breach of any covenant, agreement, representation or warranty of the Company in this Agreement; provided, however, that the Company shall not be liable under this Section 17: (a) in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by Investor and stated to be specifically for use in a Registration Statement, (b) for any amount paid in settlement of claims without the Company’s written consent (which consent shall not be unreasonably withheld), or (c) with respect to clause (B) of this Section 17.1, to the extent that it is finally judicially determined that such claim, loss, damage, liability or expense resulted primarily from the willful misconduct, gross negligence or bad faith of Investor; provided, further, that if and to the extent that such indemnification is held, by final judicial determination to be unenforceable, in whole or in part, for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified claim, loss, damage, liability or expense.  In connection with the obligation of the Company to indemnify for expenses as set forth in clause (B) of this Section 17.1, if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the claim, loss, damage, liability or expense in question resulted primarily from the willful misconduct, gross negligence or bad faith of such indemnified party.

17.2.                     Notification; Procedure.

(a)                                  Investor shall give notice to the Company promptly after it has received written notice of any claim as to which indemnity may be sought, and shall permit the Company to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Company, who shall conduct the defense of such claim or litigation, shall be approved by Investor (whose approval shall not be unreasonably withheld).  Investor may participate in such defense with separate counsel at its expense; provided, however, that the Company shall bear the expense of such separate counsel if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between the Company and Investor.  The failure of Investor to give notice within a reasonable period of time as provided herein shall relieve the Company of its obligations under this Section 17, with respect to any expenses incurred by Investor or Investor’s Agents before the date of such notice and to the extent that such failure to give notice shall materially adversely prejudice the Company in the defense of any such claim or any such litigation.  The Company, in the defense of any such claim or litigation, shall not, except with the consent of Investor, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to Investor of a release from all liability in respect to such claim or litigation.

(b)                                 If the indemnification provided for in this Section 17 is held to be unavailable to Investor with respect to any loss, liability, claim, damage or expense, then the Company, in lieu of indemnifying Investor hereunder, shall contribute to the amount paid or payable by Investor as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of Investor on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by Investor under this Section 17 exceed the net proceeds from the offering received by Investor. The relative fault of the Company and of Investor shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by Investor and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(c)                                  All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the subscription contemplated herein for the applicable statute of limitations, notwithstanding any inquiry or examination made for or on behalf of, or any knowledge of Investor or the acceptance by Investor of any certificate or opinion.

(d)                                 Investor shall furnish to the Company such information regarding Investor and the distribution proposed by Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 17.

18.                               Expenses.  The Company shall pay to Investor or as Investor may direct the fees and expenses of Investor and its counsel incurred in connection with the preparation and/or review, execution and, where appropriate, registration of this Agreement and any other documents related to this Agreement.